Free Writing Prospectus

(To Preliminary Prospectus dated August 9, 2011)

Filed Pursuant to Rule 433

Registration Statement No. 333-173980

Dated September 12, 2011

Investor Presentation September 2011

Notices

Please read the following notices before reviewing the information contained herein:

The information in this document has been prepared solely for informational purposes and does not constitute an offer to sell or the solicitation of an offer to purchase any securities from any entities described herein. Any such offer will be made solely by means of the prospectus contained in the registration statement (collectively, the “Registration Statement”) filed by HomeStreet Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”). The information contained herein may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted by law or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

All information herein is subject to revision. No representation or warranty can be given with respect to the accuracy or completeness of the information herein, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any information herein shall be deemed superseded, amended, and supplemented in its entirety by the Registration Statement and any decision to invest in the securities offered thereby should be made solely in reliance upon the Registration Statement.

Nothing contained herein should be construed as tax, accounting or legal advice. Neither the Company nor any of its affiliates or representatives accept any responsibility for the tax treatment of any investment in the securities of the Company. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, this tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.

INVESTING IS SPECULATIVE AND INVOLVES RISK OF LOSS. YOU SHOULD REVIEW CAREFULLY THE REGISTRATION STATEMENT, INCLUDING THE DESCRIPTION OF THE RISKS AND OTHER TERMS BEFORE MAKING A DECISION TO INVEST. The Company has filed a Registration Statement (including a prospectus) with the SEC for the offering to which this presentation relates. Before you invest, you should read the prospectus contained in the Registration Statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus contained in the Registration Statement if you request it by calling FBR Capital Markets & Co. toll free at (800) 846 – 5050.

The information contained herein contains forward-looking statements. These forward-looking statements are based on the Company’s current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in the Registration Statement, many of which are outside the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Actual results may vary materially from those expressed or implied, and there can be no assurance that estimated returns or projections will be realized or that actual returns will not be materially different than estimated herein. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. You should conduct your own analysis, using such assumptions as you deem appropriate, and should fully consider other available information, including the information described under “Forward-Looking Statements” and “Risk Factors” in the Registration Statement, in making a decision to invest. Past performance is not necessarily indicative of future results.

All forward-looking statements are based on information available to the Company as of the date hereof and the Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

2

August/July Highlights

Strong profitability driven by higher mortgage banking revenue

Continued improvement in asset quality metrics

August/July combined net income $15.2 million

Net interest margin increased to 2.42% vs 2Q margin of 2.35%

Results exclude provision expense which will be determined at quarter end

Noninterest income increased to $25.4 million vs $18.9 million 2Q

Higher single family loan originations and margins due to falling mortgage rates

Higher net MSR/hedge gains from widening mortgage/swap spreads and high rate volatility

Lower OREO expenses

Operating efficiency ratio (1) declined to 43.9% vs. 70.1% in 2Q

Asset quality improvement trends continue. Comparing August 31 to June 30, 2011

Classified assets declined $32.2 million or 12%

NPAs declined to 7.9% of total assets vs. 8.7%

OREO decreased $23.0 million or 22%

(1) Operating efficiency is a Non-GAAP financial measure – see page 19 for description and discussion

Results of Operations (Dollars in Thousands)

August / July 2011 2Q 2011 1Q 2011

Net Interest Income $ 8,048 $ 11,914 $ 11,590

Total Non Interest Income (1) 25,355 18,916 14,465

Total Non Interest Expense (2) 8,189 27,263 33,461

Income/(Loss) Before Provision 15,214 3,567(7,406)

Provision for Loan Losses (3) — 2,300 —

Income/(Loss) Before Taxes 15,214 1,267(7,406)

Provision/(Credit) for Taxes — (17) 43

Net Income (Loss) $ 15,214 $ 1,284 $ (7,449)

Net Interest Margin 2.42% 2.35% 2.17%

Average Loan Yield (4) 4.92% 4.86% 4.82%

Average Cost of Deposits 1.32% 1.44% 1.51%

Average Cost of Funds 1.50% 1.61% 1.73%

Operating Efficiency Ratio 43.91% 70.05% 83.31%

Return on Average Equity 152.77% 8.97%(51.26) %

Return on Average Assets 3.95% 0.23% (1.25) %

(1) Includes net MSR/hedge gains of $8.9 million, $1.3 million and $91,000 for August/July, 2Q 2011 and 1Q 2011, respectively. (2) August/July OREO expenses were $3.5 million vs. $5.7 million in 2Q 2011. (3) HomeStreet generally records provision expense at the end of each quarter. (4) Before impact of nonaccrual loans.

Mortgage Origination (Dollars in Millions)

August and July 2011 Quarter Ended 6/30/11

HomeStreet Windermere HomeStreet Windermere

Closed Loan Production (1) $170.0 $81.4 $ 209.8 $ 114.1

Rate Lock Commitments (2) $308.3 $116.3 $225.9 $118.9

Profit Margin (in basis points) (3)

Originated Mortgage Servicing Rights 239 13 182 61

Loan Origination & Funding Fees 121 — 140 —

Secondary Marketing Gain 128 128 24 24

Income From Windermere (4) — 68 — 44

Gross Profit 488 209 346 129

Production Expenses (226)(23)(222)(25)

Net Profit Margin 262 186 124 104

(1) Reflects closed loan production and excludes single-family loan originations to be held for investment, rather than for sale. (2) Net of loans estimated not to close (3) Profit margin amounts shown above in basis points are calculated based upon closed loan production only. Revenue from originated mortgage servicing rights and secondary marketing gain includes revenue from interest rate lock commitments as well as closed loans. Loan origination and funding fee revenue includes revenue from closed loan production only. (4) Represents HomeStreet’s proportionate share of the net income of Windermere Mortgage Services.

Financial Condition (Dollars in Thousands)

As of 8/31/2011 As of 6/30/2011 As of

3/31/2011 As of

12/31/2010

Cash $ 210,808 $ 108,175 $ 170,795 $ 72,639

Investments 275,400 315,715 304,404 313,513

Loans Held for Sale 148,633 121,216 82,803 212,602

Loans Held for Investment 1,419,190 1,451,930 1,562,706 1,602,698

Allowance for loan losses (55,983) (59,692) (62,156) (64,177)

Net Loans 1,363,207 1,392,238 1,500,550 1,538,521

Other Real Estate Owned 79,729 102,697 98,863 170,455

Mortgage Servicing Rights 80,288 94,320 95,952 87,232

Federal Home Loan Bank Stock 37,027 37,027 37,027 37,027

Other Assets 73,890 62,117 52,245             53,708

Total Assets $ 2,268,982 $ 2,233,505 $ 2,342,639 $ 2,485,697

Deposits $ 2,015,033 $ 1,993,655 $ 2,066,842 $ 2,129,742

Federal Home Loan Bank Borrowings 67,919 77,919 114,544 165,869

Other 110,755 103,620             110,039 131,297

Total Liabilities 2,193,707 2,175,194 2,291,425 2,426,908

Equity 75,275 58,311             51,214 58,789

Total Liabilities and Equity $ 2,268,982 $ 2,233,505 $ 2,342,639 $ 2,485,697

Bank Tier 1 Leverage Ratio 5.6% 4.9% 4.5% 4.5%

Bank Risk Based Capital Ratio 10.0% 8.7% 8.3% 8.2%

Asset Quality Trends (Dollars in Thousands)

August 31, 2011 Quarter Ended 6/30/2011 Quarter Ended 3/31/2011 Quarter Ended 12/31/2010

Net Charge Offs (August and July) $ 3,708 $ 4,707 $ 2,100 $ 14,575

Classified Assets 244,309 276,476 298,742 363,947

Nonperforming Assets (NPAs) 178,343 193,609 222,981 283,665

Nonperforming Loans (NPLs) 98,614 90,912 124,118 113,210

Other Real Estate Owned (OREO) 79,729 102,697 98,863 170,455

Allowance for Loan Losses (ALL) 55,983 59,692 62,156 64,177

Total Loans Held for Investment 1,363,207 1,451,930 1,562,706 1,602,698

Total Assets $ 2,268,982 $ 2,233,505 $ 2,342,639 $ 2,485,697

Classified Assets/Total Assets 10.8% 12.4% 12.8% 14.6%

NPAs / Total Assets 7.9% 8.7% 9.5% 11.4%

Total Delinquencies / Total Loans 10.9% 9.1% 12.0% 11.1%

ALL / Total Loans 3.9% 4.1% 4.0% 4.0%

ALL / NPLs 56.8% 65.7% 50.1% 56.7%

NPAs/Tier 1 + ALL (Texas Ratio) (1) 98.5% 114.7% 131.3% 156.5%

Classified Assets / Tier 1 + ALL (1) 134.9% 163.7% 175.9% 200.8%

(1) Calculated based on Bank Tier 1 capital

Delinquency Trends

Credit Trends ($000’s) Aug-11 2Q11 1Q11 4Q10 Total Loans 1,419,190 1,451,930 1,562,706 1,602,698

30-59 Days Past Due 17,805 7,196 11,335 8,388

60-89 Days Past Due 8,907 8,709 8,494 13,185 90+ Days Past Due / Accruing 29,923 25,664 44,066 43,503 Non-Performing Loans (Non-Accrual) 98,614 90,912 124,118 113,210

Total Delinquency (includes NPLs) 155,249 132,481 188,013 178,286 Total Delinquency as % of Total Loans 10.9% 9.1% 12.0% 11.1% NPLs w/ Current Payments 41,869 28,795 57,529 36,283 NPLs w/ Current Payments as % of NPLs 42.5% 31.7% 46.4% 32.0% GNMA/Govt-Guar Delinquencies Total GNMA Loans 52,156 50,220 54,712 47,573

30-59 Days Past Due 2,862 3,641 4,088 2,366

60-89 Days Past Due 4,310 4,663 3,685 3,538 90+ Days Past Due / Accruing 29,923 25,664 31,584 30,174 Non-Performing Loans (Non-Accrual) 0 0 0 0

Total Delinquency (includes NPLs) 37,095 33,968 39,357 36,078 Total Delinquency as % of Total Loans 71.1% 67.6% 71.9% 75.8% Total Delinquencies Less GNMA/Govt-Guar Delinquencies Total Loans 1,367,034 1,401,710 1,507,994 1,555,125

30-59 Days Past Due 14,943 3,554 7,247 6,022

60-89 Days Past Due 4,597 4,046 4,809 9,647 90+ Days Past Due / Accruing 0 0 12,482 13,329 Non-Performing Loans (Non-Accrual) 98,614 90,912 124,118 113,210

Total Delinquency (includes NPLs) 118,154 98,512 148,656 142,209 Total Delinquency as % of Total Loans 8.6% 7.0% 9.9% 9.1%

August total delinquent loans excluding GNMA single family loans increased $19.6 million over June

30-59 days includes one new delinquent commercial real estate loan—$9.8 million unpaid principal balance for which we maintain specific reserves of $1.2 million (see appendix page 14 – loan relationship ID #18)

Nonperforming loans include one new residential construction relationship—$10.3 million unpaid principal balance for which we maintain $0.9 million of specific reserves. We are currently negotiating a restructuring of this relationship (see appendix page 16 – loan relationship ID #2)

Nonperforming Loans (Dollars in Thousands)

Aug-11 Jun-11 Mar-11 Dec-10

Single family $ 15,702 $ 16,229 $ 14,732 $ 13,938

Commercial real estate 11,587 10,081 19,815 20,259

Multifamily residential 5,223 5,265 5,302 8,167

Construction/land development 60,759 53,955 77,811 65,952

Commercial business 2,642 2,762 3,355 2,359

Home equity 2,701 2,620 3,103 2,535

Total nonperforming loans $ 98,614 $ 90,912 $ 124,118 $ 113,210

Nonperforming Loans Highlights

In August, NPLs increased $7.7 million primarily due to credit deterioration in one residential construction relationship—$10.3 million unpaid principal balance for which we maintain $0.9 million of specific reserves. We are currently negotiating a restructuring of this relationship (see appendix page 16 – loan relationship ID #2)

Other Real Estate Owned (Dollars in Thousands)

Aug-11 Jun-11 Mar-11 Dec-10

Single family $ 10,555 $ 14,287 $ 14,897 $ 18,839

Commercial real estate 2,152 2,152 8,045 6,257

Multifamily residential—— -

Construction/land development 67,022 86,029 75,688 145,359

Commercial business—— -

Home equity—229 233 -

Total OREO $ 79,729 $ 102,697 $ 98,863 $ 170,455

OREO Highlights

August OREO balances decreased $23.0 million from June due to sales of $24.8 million and valuation adjustments of $2.8 million offset by new OREO of $4.6 million

$21.0 (26.3%) of OREO is contracted for sale, $17.9 million of which is scheduled to close in September

July/August loss on OREO sales 0.2%—year to date gain on sales 0.3%

Days in OREO

Total

Days in OREO% of Total

($000’s)

Greater than 1 Year $49,772 62.4%

180 Days—1 Year $3,194 4.0%

90 Days—180 Days $5,997 7.5%

Less than 90 Days $20,766 26.0%

OREO Total $79,729 100.0%

Appendix

25 Largest Performing Loan Relationships

Unpaid Balance Net

Principal Partial Net Net Book Specific of Specific Description

ID Loan Type Balance Charge Offs Commitment Balance Reserves Reserves TDR

One 40,000sqft two-story medical office building

1 Commercial Real Estate $ 12,425,544 $—$ 12,425,544 $ 12,425,544 $—$ 12,425,544 No in Snohomish Co., WA.

Commercial Real Estate $ 7,736,659 $—$ 7,736,659 $ 7,736,659 $—$ 7,736,659 No • One 45,055sqft unanchored strip retail center in

Pierce Co., WA.

One 97 unit 68,897sqft garden style apartment

Multifamily Residential $ 6,830,000 $—$ 6,830,000 $ 6,830,000 $—$ 6,830,000 No in Pierce Co., WA

One 180 unit 164,814sqft garden style

Multifamily Residential $ 9,358,406 $—$ 9,360,000 $ 9,358,406 $—$ 9,358,406 No apartment in Spokane Co., WA

One 210 unit 162,822sqft garden style

Multifamily Residential $ 17,598,614 $—$ 17,600,000 $ 17,598,614 $—$ 17,598,614 No apartment in Washington Co., OR.

TOTAL $ 53,949,224 $—$ 53,952,203 $ 53,949,224 $—$ 53,949,224

2 Commercial Real Estate $ 6,764,127 $—$ 6,950,000 $ 6,764,127 $—$ 6,764,127 No • One 30,258sqft three-building retail/office center in King Co., WA.

Construction/Land • One 120,356sqft eight-building retail center in

$ 27,265,000 $—$ 29,600,000 $ 27,265,000 $—$ 27,265,000 No

Development Pierce Co., WA.

TOTAL $ 34,029,127 $—$ 36,550,000 $ 34,029,127 $—$ 34,029,127

One 83,047sqft tw o-building mixed use

3 Commercial Real Estate $ 25,869,994 $—$ 25,869,994 $ 25,869,994 $—$ 25,869,994 No office/retail development in King Co., WA.

148,289sqft of commercial land in King Co., WA

Construction/Land zoned for up to 800 multi-family units, but

4 $ 22,270,500 $—$ 22,270,500 $ 22,270,500 $—$ 22,270,500 No

Development currently occupied by a 60,123sqft shopping

center.

Single Family $ 510,000 $—$ 510,000 $ 510,000 $ 510,000 No • One condominium in King Co., WA.

TOTAL $ 22,780,500 $—$ 22,780,500 $ 22,780,500 $—$ 22,780,500

One 97,888sqft retail center in Snohomish Co.,

5 Commercial Real Estate $ 21,113,525 $—$ 21,113,525 $ 21,113,525 $—$ 21,113,525 No WA.

Construction/Land • One retail mixed use center w / 44,083sqft of

6 $ 21,005,595 $—$ 21,005,595 $ 21,005,595 $—$ 21,005,595 No office & retail plus 153 apartment units in King Co.,

Development

WA.

Two office buildings with 89,435sqft rentable

area in Clackamas Co., OR.

7 Commercial Real Estate $ 15,769,667 $—$ 15,769,667 $ 15,769,667 $—$ 15,769,667 Yes • Additional collateral of a 63,546sqft three-story

Class A office building in Clackamas Co., OR.

25 Largest Performing Loan Relationships (continued)

Book

Unpaid Balance Net

Principal Partial Net Net Book Specific of Specific Description

ID Loan Type Balance Charge Offs Commitment Balance Reserves Reserves TDR

8 Commercial Real Estate $ 13,264,398 $—$ 13,264,398 $ 13,264,398 $—$ 13,264,398 No • One 41,951sqft office mixed use building in

King Co., WA.

Commercial Real Estate $ 2,194,026 $—$ 2,194,026 $ 2,194,026 $—$ 2,194,026 No • One 9,209sqft retail center in Snohomish Co.,

WA.

TOTAL $ 15,458,424 $—$ 15,458,424 $ 15,458,424 $—$ 15,458,424

• Heating and air conditioner contractor in King Co.

9 Commercial Business $ 13,637,149 $—$ 14,734,999 $ 13,637,149 $—$ 13,637,149 No WA.

Construction/Land • 43 finished detached residential lots in Thurston

10 $ 605,741 $—$ 605,741 $ 605,741 $—$ 605,741 No

Development Co., WA.

• 20.54-acres of residential land with preliminary

plat approval for 120 detached lots located in

Construction/Land Thurston Co., WA.

$ 9,256,803 $—$ 9,276,021 $ 9,256,803 $—$ 9,256,803 No

Development • 239-acres of raw land zoned for residential

development of approximately 1,000 lots, located

in Thurston Co, WA.

Construction/Land • Eight single family detached homes in Thurston

$ 1,061,914 $—$ 3,500,000 $ 1,061,914 $—$ 1,061,914 No

Development Co., WA.

Single Family $ 177,300 $—$ 177,300 $ 177,300 $—$ 177,300 No • One single family residence in Thurston Co.,

WA.

Single Family $ 783,214 $—$ 783,214 $ 783,214 $—$ 783,214 No • One single family residence in King Co., WA.

TOTAL $ 11,884,971 $—$ 14,342,275 $ 11,884,971 $—$ 11,884,971

11 Commercial Business $ 7,006,593 $—$ 8,506,593 $ 7,006,593 $—$ 7,006,593 No • Salvage and repair contractor in King & Mason,

Co., WA & Anchorage, AK.

Commercial Real Estate $ 3,299,481 $—$ 3,299,481 $ 3,299,481 $—$ 3,299,481 No • One industrial/warehouses in King Co., WA.

• One industrial/warehouses in Anchorage, AK.

Commercial Real Estate $ 1,124,804 $—$ 1,124,804 $ 1,124,804 $—$ 1,124,804 No • One office building in King Co., WA.

Single Family $ 516,038 $—$ 516,038 $ 516,038 $—$ 516,038 No • One condominium in King Co., WA.

• One single family residence in King Co., WA.

Home Equity $ 291,157 $—$ 291,157 $ 291,157 $—$ 291,157 No • One single family residence in Mason Co., WA.

TOTAL $ 12,238,073 $—$ 13,738,073 $ 12,238,073 $—$ 12,238,073

12 Commercial Real Estate $ 1,280,752 $—$ 1,280,752 $ 1,280,752 $—$ 1,280,752 No • One 21,560sqft office mixed use building in

Whatcom Co., WA.

Commercial Real Estate $ 9,588,930 $—$ 9,588,930 $ 9,588,930 $—$ 9,588,930 No • One 42,036sqft retail center plus restaurant in

Whatcom Co., WA.

Commercial Real Estate $ 1,794,957 $—$ 1,794,957 $ 1,794,957 $—$ 1,794,957 No • One 5,432sqft retail center in Whatcom Co. WA.

TOTAL $ 12,664,638 $—$ 12,664,638 $ 12,664,638 $—$ 12,664,638

25 Largest Performing Loan Relationships (continued)

Book

Unpaid Balance Net

Principal Partial Net Net Book Specific of Specific Description

ID Loan Type Balance Charge Offs Commitment Balance Reserves Reserves TDR

13 Single Family $ 7,842,926 $—$ 7,842,926 $ 7,842,926 $—$ 7,842,926 Yes • 35 single family residences in Clark Co., WA.

Single Family $ 2,644,974 $—$ 2,644,974 $ 2,644,974 $—$ 2,644,974 Yes • 18 single family residences in Clark Co., WA.

Home Equity $ 1,103,354 $—$ 1,103,952 $ 1,103,354 $—$ 1,103,354 Yes • 21 single family residences in Clark Co., WA.

TOTAL $ 11,591,253 $—$ 11,591,852 $ 11,591,253 $—$ 11,591,253

14 Commercial Real Estate $ 5,310,081 $—$ 5,310,081 $ 5,310,081 $—$ 5,310,081 No • One 24,100sqft office building in King Co., WA.

Commercial Real Estate $ 5,831,562 $—$ 5,831,562 $ 5,831,562 $—$ 5,831,562 No • One 54,726sqft multi-tenant office/industrial building in King Co., WA.

TOTAL $ 11,141,643 $—$ 11,141,643 $ 11,141,643 $—$ 11,141,643

15 Commercial Real Estate $ 4,714,451 $—$ 4,714,451 $ 4,714,451 $—$ 4,714,451 No • One 50,439sqft office building in King Co., WA.

Commercial Real Estate $ 5,784,038 $—$ 5,784,038 $ 5,784,038 $—$ 5,784,038 No • One 70,066sqft multi-tenant light industrial building in King Co., WA.

TOTAL $ 10,498,489 $—$ 10,498,489 $ 10,498,489 $—$ 10,498,489

16 Commercial Real Estate $ 2,123,432 $—$ 2,123,432 $ 2,123,432 $—$ 2,123,432 No • One 12,714sqft multi-tenant office building in

Marion Co., OR.

Commercial Real Estate $ 4,823,974 $—$ 4,823,974 $ 4,823,974 $—$ 4,823,974 No • One 34,585sqft laboratory building in Marion

Co., OR.

Construction/Land • One 21,747sqft medical office building in

$ 3,060,751 $—$ 3,292,500 $ 3,060,751 $—$ 3,060,751 No

Development Marion Co., OR.

TOTAL $ 10,008,157 $—$ 10,239,906 $ 10,008,157 $—$ 10,008,157

17 Commercial Real Estate $ 8,588,486 $—$ 8,588,486 $ 8,588,486 $—$ 8,588,486 No • One 25,831sqft retail property in Snohomish

Co., WA.

Construction/Land $ 839,948 $—$ 839,948 $ 839,948 $—$ 839,948 No • 15 finished lots in Snohomish Co., WA.

Development

Construction/Land • One single family residence in Snohomish Co.,

$ 397,276 $—$ 646,865 $ 397,276 $—$ 397,276 No

Development WA.

TOTAL $ 9,825,709 $—$ 10,075,298 $ 9,825,709 $—$ 9,825,709

Construction/Land • One 44,818sqft office building in Multnomah Co.,

18 $ 9,807,928 $—$ 10,000,000 $ 9,807,928 $ 1,904,640 $ 7,903,288 No

Development OR.

19 Commercial Real Estate $ 9,768,246 $—$ 9,768,246 $ 9,768,246 $—$ 9,768,246 No • One 31,100sqft retail center in Lew is Co., WA.

25 Largest Performing Loan Relationships (continued)

Book

Unpaid Balance Net

Principal Partial Net Net Book Specific of Specific Description

ID Loan Type Balance Charge Offs Commitment Balance Reserves Reserves TDR

20 Commercial Real Estate $ 2,606,354 $—$ 2,606,354 $ 2,606,354 $—$ 2,606,354 No • One 56,408sqft office mixed use building in

Kitsap Co., WA.

Commercial Real Estate $ 2,289,486 $—$ 2,289,486 $ 2,289,486 $—$ 2,289,486 No • One 23,728sqft office building in Kitsap Co.,

WA.

Commercial Real Estate $ 1,786,912 $—$ 1,786,912 $ 1,786,912 $—$ 1,786,912 No • One 25,623sqft retail mixed use center in Kitsap

Co., WA.

Commercial Real Estate $ 2,689,233 $—$ 2,689,233 $ 2,689,233 $—$ 2,689,233 No • One 56,104sqft retail center in Kitsap Co., WA.

TOTAL $ 9,371,986 $—$ 9,371,986 $ 9,371,986 $—$ 9,371,986

21 Commercial Real Estate $ 9,336,255 $—$ 9,336,255 $ 9,336,255 $—$ 9,336,255 Yes • One 127,818sqft retail center in Pierce Co., WA.

Four separate 1st DOT loans on the following

assets:

• 18,511sqft work loft facility divided into 127

individual units in Multnomah Co. OR.

• 16,645sqft work loft facility divided into 124

22 Commercial Real Estate $ 9,061,073 $—$ 9,061,073 $ 9,061,073 $—$ 9,061,073 No individual units in Multnomah Co. OR.

• 20,376sqft work loft facility divided into 191

individual units in King Co., WA.

• 23,106sqft work loft facility divided into 202

individual units in King Co., WA.

23 Commercial Real Estate $ 1,328,198 $—$ 1,328,198 $ 1,328,198 $—$ 1,328,198 No • One 19,422sqft office over retail mixed use building in Multnomah Co., OR.

Commercial Real Estate $ 7,575,738 $—$ 7,575,738 $ 7,575,738 $—$ 7,575,738 No • Two multi-tenant office buildings totaling

33,845sqft in Clackamas Co., OR.

TOTAL $ 8,903,936 $—$ 8,903,936 $ 8,903,936 $—$ 8,903,936

Construction/Land

24 $ 461,000 $—$ 461,000 $ 461,000 $—$ 461,000 No • 17 finished lots in Spokane Co., WA.

Development

Single Family $ 3,883,917 $—$ 3,883,917 $ 3,883,917 $—$ 3,883,917 No • 29 single family residences in Spokane Co.,

WA.

Single Family $ 4,299,312 $—$ 4,299,312 $ 4,299,312 $—$ 4,299,312 No • 32 single family residences in Spokane Co.,

WA.

TOTAL $ 8,644,229 $—$ 8,644,229 $ 8,644,229 $—$ 8,644,229

• One 9,837sqft retail center and one 9,601sqft

25 Commercial Real Estate $ 8,234,627 $—$ 8,297,362 $ 8,234,627 $—$ 8,234,627 No retail center in King Co., WA.

GRAND TOTAL $386,594,420 $—$394,910,169 $386,594,420 $ 1,904,640 $384,689,780

15 Largest Non-Performing Loan Relationships

Book

Unpaid Balance Net

Principal Partial Net Net Book Specific of Specific

ID Loan Type Balance Charge Offs Commitment Balance Reserves Reserves TDR Description

• 340 acre community in Thurston Co., WA w ith

Construction/Land

1 $ 21,809,726 $—$ 21,875,566 $ 21,809,726 $ 11,442,592 $ 10,367,134 No 124 acres zoned for residential development and

Development 215 acres zoned for commercial.

Construction/Land • 124 finished detached lots in Yakima (33),

2 $ 5,435,327 $—$ 5,435,327 $ 5,435,327 $ 558,435 $ 4,876,892 No

Development Clark (19) and Grant (72) counties in WA.

Construction/Land • 554 residential detached lots with preliminary

Development $ 2,969,764 $—$ 2,969,764 $ 2,969,764 $ 247,074 $ 2,722,690 No plat approval located in Yakima (55), Grant (475) and Clark (24) counties in WA.

Construction/Land • 17 detached single family residences in Yakima

$ 1,936,580 $—$ 5,126,689 $ 1,936,580 $ 42,489 $ 1,894,091 No

Development(2), Clark (10) and Grant (5) counties in WA.

TOTAL $ 10,341,671 $—$ 13,531,780 $ 10,341,671 $ 847,998 $ 9,493,673

• 72 residential finished lots, 7.72 acres partially

Construction/Land

3 $ 10,152,383 $—$ 10,674,201 $ 10,152,383 $ 5,062,043 $ 5,090,340 Yes improved land, and 67.45 acres of raw land zoned

Development for 300 residential lots in Lane Co., OR.

Construction/Land • 17 single family residences in King Co., WA.

4 $ 6,434,976 $ (1,667,331) $ 4,947,943 $ 4,767,645 $ 462,229 $ 4,305,417 Yes

Development • One single family residences in Kitsap Co., WA.

• 63 completed attached lots including four with

Construction/ Land foundations and three partially completed

5 $ 4,399,850 $—$ 4,399,850 $ 4,399,850 $ 2,047,601 $ 2,352,249 No

Development townhomes (averaging 1,657sqft) located in Clark

Co., WA.

Construction/Land • Three completed single family townhomes

$ 412,398 $—$ 467,673 $ 412,398 $—$ 412,398 No

Development averaging 1,740sqft located in Clark Co., WA.

Home Equity $ 165,180 $ (50,680) $ 128,820 $ 114,500 $—$ 114,500 No • One single family residence in Clark Co., WA.

TOTAL $ 4,977,429 $ (50,680) $ 4,996,343 $ 4,926,748 $ 2,047,601 $ 2,879,147

Construction/Land • 6.88 acres of land in Multnomah Co., OR for

6 $ 1,414,993 $—$ 1,414,993 $ 1,414,993 $—$ 1,414,993 Yes multi-family (rentals) development up to 147

Development

units.

Multifamily Residential $ 2,808,429 $—$ 2,808,429 $ 2,808,429 $—$ 2,808,429 Yes • 38 unit garden apartment in Multnomah Co.,

OR.

TOTAL $ 4,223,422 $—$ 4,223,422 $ 4,223,422 $—$ 4,223,422

7 Commercial Real Estate $ 3,890,182 $—$ 3,890,182 $ 3,890,182 $—$ 3,890,182 No • Five gas stations in King Co., WA.

15 Largest Non-Performing Loan Relationships (Continued)

Book

Unpaid Balance Net

Principal Partial Net Net Book Specific of Specific

ID Loan Type Balance Charge Offs Commitment Balance Reserves Reserves TDR Description

Construction/Land • One 41,431sqft single-tenant retail building

8 $ 2,817,054 $—$ 2,817,054 $ 2,817,054 $—$ 2,817,054 No

Development located in Pierce Co., WA.

Construction/Land • 1.74 acres of land in Snohomish Co., WA zoned

9 $ 468,651 $ (272,637) $ 196,586 $ 196,014 $ 3,318 $ 192,696 No

Development for 20 tow nhomes.

Construction/Land • 51,299sqft of land w ith a farm house and

Development $ 350,981 $ (224,000) $ 126,981 $ 126,981 $—$ 126,981 No several out buildings in Snohomish Co., WA zoned for eight single family lots.

Multifamily Residential $ 2,414,522 $—$ 2,480,806 $ 2,414,522 $—$ 2,414,522 No • 13 unit apartment in Snohomish Co., WA.

TOTAL $ 3,234,153 $ (496,637) $ 2,804,373 $ 2,737,516 $ 3,318 $ 2,734,198

• Eight office buildings totaling 53,800sqft in King

10 Commercial Real Estate $ 2,549,908 $—$ 2,549,908 $ 2,549,908 $—$ 2,549,908 No Co., WA.

11 Commercial Real Estate $ 2,296,784 $—$ 2,296,784 $ 2,296,784 $—$ 2,296,784 No • One gas station in Clackamas Co., OR.

• Four completed & sold residential condo units

Construction/Land

12 $ 4,178,023 $ (2,218,570) $ 1,959,453 $ 1,959,453 $—$ 1,959,453 No along w ith tw o commercial units located in an 8-

Development story condo tow er in Multnomah Co., OR.

13 Commercial Business $ 120,713 $—$ 120,713 $ 120,713 $—$ 120,713 No • One furniture store in King Co., WA.

Commercial Real Estate $ 938,212 $—$ 938,212 $ 938,212 $—$ 938,212 No • One furniture store in King Co., WA.

TOTAL $ 1,058,925 $—$ 1,058,925 $ 1,058,925 $—$ 1,058,925

• Subordinated deed of trust secured by

Construction/Land Borrow er’s 5,600sqft single family personal

14 $ 1,500,000 $ (442,500) $ 1,057,500 $ 1,057,500 $ 422,925 $ 634,575 Yes

Development residence and 36,202sqft office building, both

located in King Co., WA.

15 Commercial Business $ 1,012,487 $—$ 1,012,487 $ 1,012,487 $—$ 1,012,487 No • Construction business in King Co., WA.

GRAND TOTAL $ 80,477,123 $ (4,875,718) $ 79,695,920 $ 75,601,405 $ 20,288,706 $ 55,312,699

15 Largest OREO Properties

Amount

Original Loan LTD Charge- Transferred to OREO Carrying Value

ID Description Location Property Type Sales Status Balance Offs OREO Writedowns of OREO

1 40 acres of commercial land w ith zoning Thurston County, WA Construction/ Land Development Unsold $ 9,286,525 $(14,525) $ 9,272,000 $—$ 9,272,000

191 finished lots: excess raw land planned

for 344 residential lots, 298 multi-family

2 Thurston County, WA Construction/ Land Development Unsold $ 15,510,937 $ 530,303 $ 16,041,240 $ (8,196,667) $ 7,844,573

units; and tw o finished commercial tracts

totaling 13.72 acres (7.5 acres useable)

Partial pending

167 residential finished lots and land for 54 sale; 100 finished

3	Pierce County, WA Construction/ Land Development $ 22,752,445 $ (13,992,725) $ 8,759,720 $ (1,222,603) $ 7,537,117

future lots lots and 54 future

lots

101 finished condo lots and land for 90 Sold; set to close

4 Snohomish County, WA Construction/ Land Development on or before $ 13,008,596 $ (5,968,427) $ 7,040,169 $ (2,681,919) $ 4,358,250

future condo units

12/23/2011

Raw land entitlements for 53 residential lots

5 and 14 multi-family pads supporting 451 Pierce County, WA Construction/ Land Development Unsold $ 6,212,938 $ (1,680,358) $ 4,532,580 $ (368,030) $ 4,164,550

units

Contracted sale -

feasibility expires

6 100 residential finished lots Thurston County, WA Construction/ Land Development $ 4,830,000 $—$ 4,830,000 $ (2,041,890) $ 2,788,110

9/26, closing

scheduled for 9/28

61	residential attached lots and 21
7	Pierce County, WA Construction/ Land Development Unsold $ 6,345,769 $ (3,955,975) $ 2,389,794 $—$ 2,389,794

residential detached lots

8 Tw o industrial buildings totaling 20,976sqft Kitsap County, WA Commercial Real Estate Unsold $ 1,954,403 $(37,222) $ 1,917,181 $—$ 1,917,181

Contracted sale

w ith feasibility

9 67 residential finished lots Pierce County, WA Construction/ Land Development $ 4,352,007 $ (1,262,492) $ 3,089,515 $ (1,282,903) $ 1,806,612

expiring 9/26 and

closing set for 9/28

10 68 residential finished lots Kitsap County, WA Construction/ Land Development Unsold $ 3,515,177 $(996,178) $ 2,518,999 $ (818,367) $ 1,700,632

71	residential detached lots and 29
11	Thurston County, WA Construction/ Land Development Unsold $ 4,000,000 $—$ 4,000,000 $ (2,343,548) $ 1,656,452

residential attached lots

2.58	acres of commercial land approved Sold; set to close

12 for 77 potential apartment units and 1 Snohomish County, WA Construction/ Land Development on or before $ 2,166,120 $(37,530) $ 2,128,590 $ (720,840) $ 1,407,750

commercial pad 9/28/2011

Undeveloped land w ith Preplat approval for

13	King County, WA Construction/ Land Development Unsold $ 4,150,000 $ (2,413,000) $ 1,737,000 $ (405,313) $ 1,331,687
84	SF lots.
35	acres of raw land w ith partial

14 Kitsap County, WA Construction/ Land Development Unsold $ 4,461,390 $(997,822) $ 3,463,568 $ (2,210,275) $ 1,253,293

entitlements for 333 future lots.

Tw o parcels w ith

pending sale (5

4	parcels comprised of 16 acres of acres) set to close
15	Ada County, ID Construction/ Land Development $ 9,097,723 $ (8,180,488) $ 917,235 $—$ 917,235

commercially zoned property. by 12/30/2011.

Other parcels

unsold

GRAND TOTAL $ 111,644,029 $ (39,006,439) $ 72,637,590 $ (22,292,355) $ 50,345,235

Sales Status Summary TOTAL

Sold 11% $ 5,766,000

Pending Sale 26% $ 13,049,073

Unsold 63% $ 31,530,163

Operating Efficiency Ratios

We include an operating efficiency ratio which is not calculated based on accounting principles generally accepted in the United States (“GAAP”), but which we believe provides important information regarding our result of operations. Our calculation of the operating efficiency ratio is computed by dividing noninterest expense less costs related to OREO (gains (losses) on sales, valuation allowance adjustments, and maintenance and taxes) by total revenue (net interest income and noninterest income). Management uses this non-GAAP measurement as part of its assessment of performance in managing noninterest expense. We believe that costs related to OREO are more appropriately considered as credit-related costs rather than as an indication of our operating efficiency. The following table provides a reconciliation of non-GAAP to GAAP measurement.

August/ 2Q 2011 1Q 2011

July 2011

Efficiency Ratio 54.49% 88.43% 128.42%

Less Impact of OREO Expenses 10.58% 18.38% 45.11%

Operating Efficiency Ratio 43.91% 70.05% 83.31%